REGISTRATION RIGHTS AGREEMENT

                  THIS AGREEMENT, dated as of April ___, 2000, among Maxim Povolotsky, Bruce Rothmann, Robert Stanley, James Steinkirchner, XCEL Capital, L.L.C., a Georgia limited liability company, First Atlanta Financial Group LLC (each individually a "Stockholder" and collectively with one or more others , the "Stockholders")and Institutional Equity Holdings, Inc., a Nevada corporation (the "Company").

                                    RECITALS

         WHEREAS, all Stockholders collectively own 1,300,000 shares of Common Stock.

         WHEREAS, the parties have agreed that the Stockholders shall have certain registration rights as set forth more fully below.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, any capitalized terms used herein have the ----------- following meanings:

(a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (d) "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(e) "Purchase Agreement" refers to that certain Purchase Agreement entered into among Maxim Povolotsky, Bruce Rothmann, Robert Stanley, James Steinkirchner, XCEL Capital, L.L.C., First Atlanta Financial Group LLC, Institutional Equity Holdings, Inc. and First Atlanta Securities, L.L.C., dated as of April 20, 2000 as amended by First Amendment To Purchase Agreement dated May 16, 2000 and by Second Amendment to Purchase Agreement dated August 17,2000.

                  (f) " Purchase Price Common Stock" means the Common Stock, par value $0.01 per share, of the Company received by the Stockholders pursuant to the Purchase Agreement.

                  (g) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (h) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (i) "Demand for Registration" shall mean a written request for registration signed by a Stockholder or one or more Stockholders who at such time hold a majority of the then unsold and unregistered Purchase Price Common Stock.

         2.       Demand Registration.
                  -------------------

                  (a) Demand for Registration. On any date within 60 days of the filing with the Commission of the Company's Form 10-KSB for the fiscal years ended December 31, 2000 or 2001, one or more of the Stockholders who collectively hold a majority of the then unsold and unregistered Purchase Price Common Stock may, on one occasion only, by a Demand for Registration require the Company to effect the registration under the Securities Act of Common Stock owned by such Stockholders as well as the Common Stock of other Stockholders who request the Company in writing within 20 days of the date they receive notice of the receipt by the Company of a Demand for Registration to include their Common Stock as part of the Registration. Upon receipt of such Demand for Registration, the Company shall, as soon as practicable, use all reasonable efforts to effect such registration under the Securities Act in order to permit the sale or other disposition of Common Stock in accordance with the intended method of sale or other disposition described in such request and in any such response. Further, upon receipt of such Demand for Registration, the Company shall, as soon as practicable, give written notice of the receipt of the Demand for Registration to all other Stockholders who did not sign the Demand for Registration. The Company shall not be required to effect a registration requested pursuant to this Section 2, if the Company has effected a registration pursuant to this Section within the previous 12 months. The Company shall maintain the effectiveness of any such registration statement until the shares of Common Stock to be registered by the Stockholders thereunder have been sold. The
Stockholders shall not be required to sell their Common Stock within any particular time. The Company will not unreasonably withhold or delay filing of its Form10-KSBs for the fiscal years ending December 31, 2000 and December 31, 2001.

                  (b) Underwriting. In the event that a registration pursuant to this Section 2 is for a registered public offering involving an underwriting, the Company may include Common Stock for its own account, or for the account of other stockholders having rights to participate in the Company's registrations, in any registration pursuant to this Section 2, subject to the provisions of
Section 4. The Stockholders shall bear the cost of any underwriters' discounts and commissions relating to their Common Stock which is sold and the cost of their legal counsel. All other costs of registration shall be borne by the Company.

         3.       "Piggy-Back" Registration.
                  -------------------------

                  (a) Notice of Registration. If, at any time or from time to time the Company proposes to register any Common Stock under the Securities Act (except pursuant to an exercise of the registration rights granted by Section 2 hereof and except pursuant to a registration statement filed on Form S-4 or Form S-8 or any successor forms), it will at each such time or times give prompt written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder given within 20 days after receipt of such written notice from the Company (which request shall state the intended method of disposition thereof), the Company will use all reasonable efforts to effect the registration of the Common Stock which it shall have been so requested to register by including the same in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all to the extent requisite to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Stockholder as a part of the written notice given pursuant to this Section. In such event, the right of the Stockholders to registration pursuant to this Section shall be conditioned upon the Stockholders' participation in such underwriting and the inclusion of the Stockholders' Common Stock in the underwriting to the extent provided herein. Each Stockholder shall (together with the Company and any other stockholder distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Stockholders shall bear the cost of any underwriters' discounts and commissions relating to his Common Stock which is sold and the cost of his legal counsel. All other costs of registration shall be borne by the Company.

(c) Expiration. The registration rights of a Stockholder shall ----------- terminate when the Common Stock owned by such Stockholder on the date of this Agreement may be sold pursuant to Rule 144(k) or has previously been sold.

         3. Priority in Registration. If the Company's managing underwriters shall advise the Company and each Stockholder in writing that the inclusion in any registration pursuant to this Agreement of some or all of the Common Stock sought to be registered by the Stockholders creates a substantial risk that the proceeds or price the Company will derive from such registration will be materially reduced or that the number of securities to be registered (including those sought to be registered at the instance of the Company and any other party entitled to participate in such registration as well as those sought to be registered by the Stockholders) is too large a number to be reasonably sold, the Company shall include in such registration the number of shares which the Company is so advised can be sold in such offering (but shall have no obligations to the Stockholders to include any more than such number):

                  (a) if such registration is pursuant to Section 2 hereof (i) first, Common Stock requested by the Stockholders to be included in such registration pursuant to this Agreement, and (ii) second, those securities sought to be registered by the Company and any other party entitled to participate in such registration; or

                  (b) if such registration is pursuant to Section 3 hereof (i) first, Common Stock to be registered by the Company, (ii) second, Common Stock sought to be registered by the Stockholders and all other parties entitled to participate in such registration.

         To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to the Stockholders to the nearest 100 shares.

         5. Holdback. If a registration under Section 2 or Section 3 shall be requested in connection with an underwritten public offering, each Stockholder shall agree, upon the request of the Company or the managing underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of Common Stock (other than as part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration statement, or such other shorter period of time as the underwriters may require; provided that the officers and directors of the Company who own Common Stock and any other Person permitted to sell shares of Common Stock in a registration also agree to such restrictions.

         6. Certain Information. As a condition to the inclusion of a Stockholder's Common Stock in any registration statement, the Stockholder will furnish to the Company such information as the Company may request in writing with respect to the Stockholder and as shall be required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission.

7. Registration Procedures. If and whenever the Company is required to use all reasonable efforts ------------------------ to effect registration, qualification or compliance pursuant to this Agreement, the Company will keep each Stockholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the Commission (in the case of a registration pursuant to Section 2, not later than 90 days after the requisite request therefor) a registration statement on the appropriate form with respect to such Common Stock and use all reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities (and in the case of registration pursuant to Section 2 until the shares of Common Stock registered by the Stockholder thereunder have been sold);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities (and in the case of registrations pursuant to Section 2 until the shares of Common Stock registered by the Stockholder thereunder have been sold), and otherwise as may be necessary to comply with the provisions of the Securities Act, or the rules and regulations thereunder, with respect to the disposition of all of the Common Stock covered by such registration statement until such time as all of the Common Stock registered thereunder has been disposed of in accordance with the intended method of disposition of the sellers set forth in such registration statement;

                  (c) furnish each Stockholder, under the Securities Act, and to each underwriter, if any, of such Common Stock such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriter may reasonably request, in order to facilitate the public sale or other disposition of such Common Stock owned by such seller or the sale of such Common Stock by such underwriters;

                  (d) use all reasonable efforts to register or qualify such Common Stock under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request to consummate the public sale or the disposition in each such jurisdiction of the units owned by such seller (provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) prepare and file with the Commission promptly upon the request of a Stockholder, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for the Stockholder, is required under the Securities Acts or the rules and regulations thereunder in connection with the distribution of the Common Stock by the Stockholder; and

                  (f) advise each Stockholder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.       Indemnification.
                  ---------------

                  (a)  The  Company  will   indemnify  and  hold  harmless  each
Stockholder from and against any and all losses, claims, damages, liabilities (or actions in respect thereof) and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Common Stock was registered under the Securities Act, any prospectus or preliminary prospectus contained therein, any offering circular or other document, or any amendment or supplement thereto, or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information relating to the Stockholder and furnished to the Company by an instrument duly executed by the Stockholder or his legal counsel expressly for use therein.

                  (b) It shall be a condition to the obligation of the Company to effect a registration of Common Stock under the Securities Act pursuant hereto that each Stockholder indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Company in the foregoing paragraph, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such seller or his legal counsel expressly for use therein.

                  (c) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this Section, such indemnified party shall promptly notify the indemnifying party in writing of the same; provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this Section 8 unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action. The indemnifying party will be entitled, at its own expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that the Company shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Any such indemnification shall not extend to claims or matters not in excess of $25,000, and the maximum aggregate liability of the Company to all stockholders who execute this form of Agreement shall not exceed $600,000 (including any indemnification payments made under the Purchase Agreement).

         9. Rule 144 Requests. The Stockholders and the Company acknowledge that one or more of the Stockholders may desire to sell some or all of the Purchase Price Common Stock pursuant to Rule 144. If a Stockholder desires to make such Rule 144 sale, he shall submit the appropriate documentation for such sale to the transfer agent in the customary way with the transfer agent to then make the customary request of the Company for a legal opinion regarding the legality of a Rule 144 sale. The Company agrees that it will respond to requests for legal opinions concerning such sales within five business days, whether the response is favorable or unfavorable.

10. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the ------------------ parties hereto.

11. Amendment. Any provision of this Agreement may be amended, supplemented, waived, discharged or --------- terminated by a written instrument signed by the Company and the each Stockholder.

         12. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

13. Entire Agreement. This Agreement and the other writings referred to herein, or delivered ----------------- pursuant hereto, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect hereto.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of ---------------------- reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         15. Notices; Addresses. Any notice, communication, payment or demand required or permitted to be given or made hereunder shall be in writing and will be deemed to have been given or made for all purposes if (i) delivered personally (effective upon delivery), (ii) mailed by U.S. mail, registered or certified, postage prepaid, return receipt requested (effective two days after mailing), (iii) sent by a national overnight delivery service (effective one day after delivery to such delivery service), in each case, addressed as indicated on the stock transfer records of the Corporation.

         16. GOVERNING LAW. THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. VENUE AND JURISDICTION SHALL LIE IN THE FEDERAL OR STATE COURTS IN DALLAS, TEXAS.

17. Counterparts. This Agreement may be executed by the parties hereto by telecopy in any number ------------ of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

18. Effectiveness. This Agreement shall be effective as to each Stockholder and shall apply to all ------------- shares of Common Stock owned beneficially and of record by each Stockholder, whether now owned or subsequently acquired.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

Institutional Equity Holdings, Inc.

By:
---------------------------
Name:
-------------------------
Title:
------------------------


Stockholders

Maxim Povolotsky

Bruce Rothmann

Robert Stanley

James Steinkirchner

First Atlanta Financial Group LLC


By:
----------------------

Its:____________________________________
XCEL Capital, L.L.C.


By:
--------

Its:____________________________________